EXHIBIT 21

CANTEL MEDICAL CORP.
Subsidiaries of Registrant

1666 E Touhy LLC	(Incorporated under the laws of Illinois)
Accutron, Inc.	(Incorporated under the laws of Arizona)
BHT Hygienetechnik Holding GmbH	(Incorporated under the laws of Germany)
Bior Medica S.r.l.	(Incorporated under the laws of Italy)
Camark S.A.	(Incorporated under the laws of Greece)
Cantel (Australia) PTY LTD	(Incorporated under the laws of Australia)
Cantel (Belgium) BV	(Incorporated under the laws of Belgium)
Cantel (Canada) Inc.	(Incorporated under the laws of Ontario, Canada)
Cantel (Production) Germany GmbH	(Incorporated under the laws of Germany)
Cantel Lanka (Pvt) Ltd.	(Incorporated under the laws of Sri Lanka)
Cantel (France) SAS	(Incorporated under the laws of France)
Cantel (Germany) GmbH	(Incorporated under the laws of Germany)
Cantel (UK) Limited	(Incorporated under the laws of England and Wales)
Cantel Medical (Hong Kong) Limited	(Incorporated under the laws of Hong Kong)
Cantel Medical (Italy) S.r.l.	(Incorporated under the laws of Italy)
Cantel Medical (Malaysia) Sdn. Bhd.	(Incorporated under the laws of Malaysia)
Cantel Medical (UK) Limited	(Incorporated under the laws of England and Wales)
Cantel Medical Asia/Pacific Pte. Ltd.	(Incorporated under the laws of Singapore)
Cantel Medical Devices (China) Co., Ltd.	(Incorporated under the laws of China)
Cantel Medical International B.V.	(Incorporated under the laws of the Netherlands)
Cantel Medical International LLC	(Organized under the laws of Delaware)
Cantel Middle East FZ-LLC	(Incorporated under the laws of Dubai (UAE))
CHIPS Manufacturing LLC	(Organized under the laws of Delaware)
CMCI C.V.	(Incorporated under the laws of the Netherlands)
Crosstex International, Inc.	(Incorporated under the laws of New York)
EI, LLC	(Organized under the laws of Delaware)
HF German Land Holding LLC	(Incorporated under the laws of Illinois)
Hu-Friedy Europe LLC & Co. KG	(Incorporated under the laws of Germany)
Hu-Friedy Italy SRL	(Incorporated under the laws of Italy)
Hu-Friedy Japan GK (Japan)	(Incorporated under the laws of Japan)
Hu-Friedy Medical Instrument (Shanghai) China Co. Ltd.	(Incorporated under the laws of China)
Hu-Friedy Mfg. Co. German Branch	(Organized under the laws of Delaware)
Hu-Friedy Mfg. Co., LLC	(Organized under the laws of Delaware)
J&J Instruments, LLC	(Organized under the laws of Delaware)
Jet Prep. Ltd	(Incorporated under the laws of Israel)
Julius Wirth LLC	(Organized under the laws of Delaware)
Karl Schumacher Dental, LLC	(Organized under the laws of Delaware)
Mar Cor Purification, Inc.	(Incorporated under the laws of Pennsylvania)
Medical Innovations Group Holdings, Ltd.	(Incorporated under the laws of England and Wales)
Medical Innovations Group Limited	(Incorporated under the laws of England and Wales)
Medi-Cart International Limited	(Incorporated under the laws of England and Wales)
Medivators B.V.	(Incorporated under the laws of the Netherlands)
Medivators Inc.	(Incorporated under the laws of Minnesota)
Omnia Dental S.L.	(Incorporated under the laws of Spain)
Omnia LLC	(Incorporated under the laws of Pennsylvania)
Omnia S.r.l.	(Incorporated under the laws of Italy)
Palmero Healthcare LLC	(Organized under the laws of Delaware)
SPS Medical Supply Corp.	(Incorporated under the laws of New York)
TIV Technisches Institut fur Validierung GmbH	(Incorporated under the laws of Germany)